UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 24, 2021

Cadiz Inc.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-12114	77-0313235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 S. Hope Street, Suite 2850 Los Angeles, CA	90071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (231) 271-1600

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (d)     On March 24, 2021, the Cadiz Inc. (the “Company”) Board of Directors (the “Board”) appointed Susan P. Kennedy as a new member, expanding the size of the Board to 10 members.

Ms. Kennedy brings more than 30 years of relevant public and private experience to the Board, including her roles as former Commissioner of the California Public Utilities Commission, former Chief of Staff and Cabinet Secretary to two California governors, former member of the California Bay-Delta Authority, and as founder and CEO of renewable energy start-up Advanced Microgrid Solutions, which was acquired by AES/Siemens in 2020.

Concurrently with her appointment to the Board, Ms. Kennedy was appointed to the Board’s Compensation Committee and the Corporate Governance and Nominating Committee.

Ms. Kennedy has initially been appointed as a director for a term expiring at the Company's 2021 Annual Meeting of Stockholders (the “2021 Meeting”) and will stand for re-election as a director at the 2021 Meeting.

Ms. Kennedy will be compensated for her services as a director in accordance with the Company's Director Compensation Policy, as described in the Company's Proxy Statement for its 2020 Annual Meeting of Stockholders held June 17, 2020.

Also, on March 24, 2021, Director Murray Hutchison and Director Richard Nevins, who have served on the Board since 1997 and 2016 respectively, announced their retirement from the Board. They will continue to serve on the Board until their present term expires at the 2021 Meeting and will not stand for re-election as directors.

Further, on March 24, 2021, the Board voted to adjust its committee membership, naming Director Maria Echaveste as Chair of the Corporate Governance and Nominating Committee and Director Winston Hickox as Chair of the Compensation Committee. The Audit Committee was renamed as the Audit and Risk Committee and Director Steven Courter will continue as Committee Chair. The Board also approved amendments to the Charters of the Audit and Risk Committee, the Corporate Governance and Nominating Committee and the Compensation Committee that clarify oversight duties over the Company’s information security risks, regulatory affairs, and environmental, social and governance policies at each of these Committees.

Item 8.01     Other Events

On March 25, 2021, the Company issued a press release announcing the appointment of Director Susan Kennedy to the Board, the retirement of Director Hutchison and Director Nevins and changes to the Company’s Board Committees.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated March 25, 2021

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

By:	/s/ Stanley Speer
Stanley Speer
Chief Financial Officer

Date: March 26, 2021